UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2007

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2007, the Compensation, Organization and Corporate Governance Committee (the “Committee”) of the Board of Directors of Material Sciences Corporation (the “Company”) approved an increase in the base salary of the Company’s Chief Executive Officer, Clifford D. Nastas. Effective March 1, 2007, Mr. Nastas’ annual base salary will increase from $350,000 to $400,000.

On February 22, 2007, the Committee also approved the granting of a series of restricted shares under the 1992 Omnibus Stock Awards Plan for Key Employees to Mr. Nastas based upon the Company’s achievement of its annual operating plan target of income before income taxes for the fiscal years 2008 through 2012. Mr. Nastas will be granted 10,000 restricted shares at the end of each of these fiscal years if the Company has met its annual operating plan target of income before income taxes, which is set prior to the beginning of each fiscal year. Each grant will vest after a three-year period from the date of grant. There will be no shares granted during the years in which the annual operating targets are not achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ James M. Froisland
By:	James M. Froisland
Its:	Senior Vice President, Chief Financial Officer,
Chief Information Officer and Corporate Secretary

Date: February 28, 2007